Exhibit 99.1

WILLIAM A. SHUTZER

December 9, 2004

Mr. James S. Osterman

Blount International, Inc.

4909 SE International Way

Portland, OR 97222-4679

Dear Jim:

It has been my pleasure to serve on the Blount International Board.  Unfortunately, due to my new job responsibilities, the board meetings have become more difficult for me to attend and so I am hereby resigning from the Board effective immediately.

If I can be of any help to you or the Company going forward, please do not hesitate to call me.

Best regards,

Sincerely,

/s/ Bill

WAS:as

Cc:           Richard H. Irving, III